KUTAK ROCK L L P

                                   SUITE 2100
                          PREACHTREE CENTER SOUTH TOWER
                           205 PEACHTREE STREET, N.E.

                           ATLANTA, GEORGIA 30303-1731

                                  404-222-4600
                             FACSIMILE 404-222-4664

                                WWW.KUTAKROCK.COM


                                 April 11, 2001


First Investors Management Company, Inc,
95 Wall Street
New York, NY 10045-4297

         Re:      First Investors Multi-State insured Tax Free Fund

Dear Sir or Madam:

         We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 26 to the Registration Statement on Form N-lA of First Investors Multi-State Insured Tax Free Fund and the related Prospectus and Statement of Additional Information.

                                          Very truly yours,

                                          /s/ KUTAK ROCK LLP